Exhibit 21



                  CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

                        SUBSIDIARIES OF REGISTRANT




                                                  State or Jurisdiction
                                                    of Incorporation
          Subsidiary                              _____________________

     Illinois Steam Inc.                               Illinois
     CIPS Energy Inc.                                  Illinois
     Electric Energy, Inc.*                            Illinois



* Central Illinois Public Service Company owns 20% of the common stock of EEI.